UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/29/2007

FIRST CENTURY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11671

WV	55-0628089
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of principal executive offices, including zip code)

304-325-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2007, the Compensation Committee (the "Committee") of First Century Bankshares, Inc. (the "Company") met to consider information provided to it by the Company's compensation consultant, the Bankers Bank relating to annual incentive compensation, and to review the Company's current Executive Bonus Plan. As a result of its review, the Committee amended the Company's Executive Bonus Plan to redefine the goals that will need to be achieved in order for the Company's named executive officers to be eligible for annual incentive compensation. The Committee also adopted a new Compensation Committee Charter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the terms of the Company's amended Executive Bonus Plan, the bonus pool available to each named executive officer, other than Mr. R. W. Wilkinson, will range from 10% of each officer's base salary if the Company reaches 80% of its net income target as set forth in the Company's strategic plan, to 30% of the named executive officer's base salary if the Company achieves 120% of its net income target as set forth in the strategic plan. The annual incentive compensation pool available to Mr. R.W. Wilkinson will range from 15% of his base salary if the Company reaches 80% of its net income target as set forth in its strategic plan, to 40% of his salary if the Company achieves 120% its net income target as set forth in our strategic plan. The annual incentive compensation payments are further adjusted as each officer attains specific Company goals based on asset growth and return on equity, as well as individual goals relating to the executive's particular duties and responsibilities. Each specific goal is weighted with the achievement of all goals equaling 100%. The annual incentive compensation payable to the each named executive officer is capped at two times the amount to which the executive would be entitled if he attained the net income target. No bonuses will be paid to any of the named executive officers unless the Company reaches at least 80% of its 2007 targeted net income.

The Company's compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company's 2007 proxy statement.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits-99.1 Compensation Committee Charter

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: February 02, 2007	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Compensation Committee Charter